EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

Bowater Mersey Paper Company Limited	Nova Scotia	49%
Cable One, Inc.	Delaware	100%
Capitol Fiber, Inc.	Maryland	80%
The Daily Herald Company	Washington	100%
Greater Washington Publishing, Inc.	Delaware	100%
Los Angeles Times-Washington Post News Service, Inc.	D.C	50%
Kaplan, Inc.	Delaware	100%
American Educational Resources, Inc.	Massachusetts	100%
Dearborn Publishing Group, Inc.	Delaware	100%
Dearborn Financial Publishing, Inc.	Illinois	100%
Dearborn Financial Institute, Inc.	Illinois	100%
Anthony Schools Corporation	California	100%
Leonard’s Training Programs, Inc.	Texas	100%
Prosource Educational Service, Inc.	Minnesota	100%
Kaplan (Canada) Ltd.	Ontario	100%
Kaplan International, Inc.	California	100%
Kaplan (PR) Inc.	Puerto Rico	100%
Kaplan Higher Education Corporation	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
DBS Acquisition Corp.	Virginia	100%
Educational Ventures (Texas), Inc.	Delaware	100%
Texas Educational Ventures, LLP	Texas	1	%(a)
ICM Acquisition Corp.	Delaware	100%

SUBSIDIARIES OF THE COMPANY
(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

HBC Acquisition Corp.	Delaware	100%
Iowa College Acquisition Corp.	Delaware	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
Nebraska Acquisition Corp.	Delaware	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
Texas Educational Ventures, LLP	Texas	99	%(b)
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%
New Hamsphire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Denver Acquisition Corp.	Delaware	100%
Score! Learning, Inc.	Delaware	100%
Score! Educational Centers, Inc.	California	100%
eScore.com, Inc.	Delaware	100%
Self Test Software, Inc.	Georgia	100%
Newsprint, Inc.	Virginia	100%
Newsweek, Inc.	New York	100%
Newsweek Budget Travel, Inc.	Delaware	100%
Newsweek Productions, Inc.	Delaware	100%
Newsweek Services, Inc.	Delaware	100%

SUBSIDIARIES OF THE COMPANY
(Continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Stock
	or	Owned
Name of Subsidiary	Organization	by Company

Newsweek Services (Canada), Inc.	Delaware	100%
Post-Newsweek Cable of North Dakota, Inc.	Delaware	100%
Post-Newsweek Media, Inc.	Maryland	100%
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%
Post-Newsweek Stations, Houston, LP	Delaware	1	%(a)
Post-Newsweek Stations, Houston Holdings (Limited), Inc.	Delaware	100%
Post-Newsweek Stations, Houston, LP	Delaware	99	%(b)
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio, LP	Delaware	1	%(a)
Post-Newsweek Stations, San Antonio Holdings (Limited), Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio, LP	Delaware	99	%(b)
Robinson Terminal Warehouse Corporation	Delaware	100%
Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%

SUBSIDIARIES OF THE COMPANY
(Continued)

(a)	General partnership interest.
(b)	Limited partnership interest.

     As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.

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